UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): June 15, 2021

CAREDX, INC.

(Exact Name of Registrant as Specified in its Charter)

Delaware	001-36536	94-3316839
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Tower Place, 9th Floor
South San Francisco, California 94080
(Address of Principal Executive Offices) (Zip Code)

(415) 287-2300

Registrant’s telephone number, including area code

N/A

(Former Name, or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Exchange Act:

(Title of each class)	(Trading Symbol)	(Name of exchange on which registered)
Common Stock, $0.001 Par Value	CDNA	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 3.03 Material Modification to Rights of Security Holders.

On June 15, 2021, CareDx, Inc. (the “Company”) held its 2021 Annual Meeting of Stockholders (the “Meeting”). At the Meeting, the Company’s stockholders approved amendments to the Company’s Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”) and the Company’s Amended and Restated Bylaws (the “Bylaws”) to eliminate certain supermajority voting requirements.

On June 17, 2021, the Company filed a Certificate of Amendment to the Certificate of Incorporation (the “Certificate of Amendment”) with the Secretary of State of the State of Delaware to provide that certain stockholder-approved amendments to certain sections of the Certificate of Incorporation require the affirmative vote of at least a majority of the voting power of all then outstanding shares of the Company’s capital stock entitled to vote generally in the election of the Company’s directors. Previously, the Certificate of Incorporation provided that such stockholder-approved amendments to the Certificate of Incorporation were subject to a vote of the holders of at least 66 2/3% (a “Supermajority”) of the voting power of all then outstanding shares of the Company’s capital stock entitled to vote generally in the election of the Company’s directors.

The foregoing description of the Certificate of Amendment does not purport to be complete and is qualified in its entirety by reference to the complete text of the Certificate of Amendment, which is filed herewith as Exhibit 3.1 and incorporated herein by reference.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

The information set forth in Item 3.03 of this Current Report on Form 8-K is incorporated by reference into this Item 5.03.

Effective June 15, 2021, pursuant to stockholder approval, the Company’s Board of Directors adopted an amendment and restatement of the Bylaws (the “Restated Bylaws”), which amended the Bylaws to provide that stockholder-approved amendments to the Bylaws require the affirmative vote of at least a majority of the total voting power of the Company’s outstanding voting securities, voting together as a single class. Previously, the Bylaws provided that stockholder-approved amendments to the Bylaws required the affirmative vote of at least a Supermajority of the voting power of the Company’s outstanding voting securities, voting together as a single class.

The foregoing description of the Restated Bylaws does not purport to be complete and is qualified in its entirety by reference to the complete text of the Restated Bylaws, which are filed herewith as Exhibit 3.2 and incorporated herein by reference.

Item 5.07 Submission of Matters to a Vote of Security Holders.

On June 15, 2021, the Company held the Meeting. Of the 52,046,691 shares of common stock outstanding as of April 16, 2021, the record date for the Meeting, 48,782,958 shares were represented at the Meeting in person or by proxy, constituting 93.7% of the outstanding shares entitled to vote and constituting a quorum for the transaction of business.

At the Meeting, the Company’s stockholders considered four proposals, each of which is described in more detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on April 30, 2021:

Set forth below is a brief description of each matter voted upon at the Meeting and the voting results with respect to each matter.

Proposal No. 1 – To elect three Class I directors to serve until the 2024 annual meeting of stockholders or until their successors are duly elected and qualified.

Nominee	Votes For	Votes Withheld	Broker Non-Votes
George W. Bickerstaff, III	41,029,457	4,213,230	3,540,271
Grace E. Colón, Ph.D.	43,953,257	1,289,430	3,540,271
Ralph Snyderman, M.D.	25,866,448	19,376,239	3,540,271

Proposal No. 2 – To ratify the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for the Company’s fiscal year ending December 31, 2021.

Votes For	Votes Against	Abstentions	Broker Non-Votes
48,767,948	5,722	9,288	—

Proposal No. 3 – To approve, on an advisory basis, the compensation of the Company’s named executive officers.

Votes For	Votes Against	Abstentions	Broker Non-Votes
41,311,677	3,896,382	34,628	3,540,271

Proposal No. 4 – To approve amendments to the Company’s Certificate of Incorporation and Bylaws to eliminate certain supermajority voting requirements.

Votes For	Votes Against	Abstentions	Broker Non-Votes
45,202,265	18,157	22,265	3,540,271

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation of CareDx, Inc., filed June 17, 2021.

3.2	Amended and Restated Bylaws.

104	Cover Page Interactive Data File, formatted in Inline Extensible Business Reporting Language (iXBRL).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: June 17, 2021	CAREDX, INC.

	By:	/s/ Ankur Dhingra
Ankur Dhingra
Chief Financial Officer